EXHIBIT 99.1

          Equity One Mortgage Pass-Through Certificates, Series 2004-2

                 Revisions to Series Term Sheet - April 15, 2004

     The following changes amend the Equity One 2004-2 Term Sheet Dated April 13, 2004:


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               Principal        WAL        Principal Window    Expected Rating       Assumed Final     Interest       Principal
Class(1)(4)    Balance ($)  Call/Mat (5)   (Mths) Call/Mat(5)  (Moody's/S&P/Fitch) Distribution Date     Type           Type
-----------    -----------  ------------   ------------------  ------------------- -----------------     ----           ----
AF-1          165,600,000   0.90 / 0.90     1 - 22 / 1 - 22      Aaa/AAA/AAA           July 2034      Floating(2) Senior Sequential
AF-2           34,400,000   2.00 / 2.00    22 - 27 / 22 - 27     Aaa/AAA/AAA           July 2034       Fixed(3)   Senior Sequential
AF-3           70,500,000   3.00 / 3.00    27 - 53 / 27 - 53     Aaa/AAA/AAA           July 2034       Fixed(3)   Senior Sequential
AF-4           18,400,000   5.00 / 5.00    53 - 69 / 53 - 69     Aaa/AAA/AAA           July 2034       Fixed(3)   Senior Sequential
AF-5           13,057,000   6.72 / 6.72    69 - 94 / 69 - 94     Aaa/AAA/AAA           July 2034       Fixed(3)   Senior Sequential
AF-6           22,000,000   5.74 / 5.74    41 - 92 / 41 - 92     Aaa/AAA/AAA           July 2034       Fixed(3)      Senior NAS
AV-1          175,000,000                       Not Marketed Hereby
AV-2           76,443,000   2.97 / 3.44    1 - 99 / 1 - 216      Aaa/AAA/AAA           July 2034      Floating(2)      Senior
M-1            58,800,000   5.44 / 6.00   39 - 99 / 39 - 185      Aa2/AA/AA            July 2034       Fixed(3)      Subordinate
M-2            35,700,000   5.42 / 5.92   38 - 99 / 38 - 166       A2/A/A+             July 2034       Fixed(3)      Subordinate
M-3             8,050,000   5.41 / 5.87   38 - 99 / 38 - 147       A3/A-/A             July 2034       Fixed(3)      Subordinate
M-4             7,350,000   5.40 / 5.82   37 - 99 / 37 - 142    Baa1/BBB+/A-           July 2034       Fixed(3)      Subordinate
B-1             7,350,000   1.94 / 1.94    21 - 26 / 21 - 26    Baa1/BBB/BBB+          July 2034      Floating(2)    Subordinate
B-2             7,350,000   1.51 / 1.51    16 - 21 / 16 - 21    Baa2/BBB-/BBB          July 2034      Floating(2)    Subordinate
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Total:       $700,000,000
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

(1) The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class AV-1 Certificates are backed primarily by the cash flow from the Group II-A Mortgage Loans (as defined herein). The Class AV-2 Certificates are backed primarily by the cash flow from the Group II-B Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans. The principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.
(2) The Class AF-1, Class AV-1, Class AV-2, Class B-1 and Class B-2 Certificates are priced to call. The margin on the Class AV-1 and Class AV-2 Certificates will double after the Optional Termination may be first exercised.
(3) The Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates are priced to call. The fixed rate coupon on the Class AF-5, Class AF-6, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will increase by 0.50% after the Optional Termination may be first exercised.
(4)  See "Net WAC Cap" herein.
(5)  See "Pricing Prepayment Speed" herein.

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                                   DISCLAIMER

Attached are preliminary Computational Materials describing the structure, collateral pool and certain aspects of the Mortgage Pass-Through Certificates, Series 2004-2. The Computational Materials have been prepared by Wachovia Capital Markets, LLC based on information provided by Equity One, Inc. ("Equity One") for informational purposes only and are subject to modification or change. The information and assumptions contained herein are preliminary and will be superseded by a prospectus supplement and by any other additional information subsequently filed with the Securities and Exchange Commission or incorporated by reference in the Registration Statement.

Wachovia Capital Markets, LLC does not make any representation as to the accuracy or completeness of any of the information set forth in the attached Computational Materials.

A Registration Statement (including a base prospectus) relating to the Mortgage Pass-Through Certificates has been filed with the Securities and Exchange Commission. The final Prospectus Supplement relating to the securities will be filed after the securities have been priced and all of the terms and information are finalized. This communication is not an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Interested persons are referred to the final Prospectus and Prospectus Supplement to which the securities relate. Any investment decision should be based only upon the information in the final Prospectus and Prospectus Supplement as of their publication dates.